Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements 333-220044, 333-190795, 333-168273, 333-135773, 333-107470, 333-57503, 333-49865 and 333-14533 on Form S-8 and Registration Statements 333-228024, 333-205175 333-172359 and 333-15545 on Form S-3, of our report dated April 23, 2019, relating to the consolidated financial statements of Cherokee Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Cherokee Inc. for the year ended February 2, 2019.

/s/ Deloitte & Touche LLP
Los Angeles, California April 23, 2019